EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Financial Contact:	Dennis Story
SVP and Chief Financial Officer
678.597.7116
dstory@manh.com

Media Contact:	Terrie O’Hanlon
SVP and Chief Marketing Officer
678.597.7120
tohanlon@manh.com
Manhattan Associates Reports Record 1st Quarter Revenue and Earnings
Company Raises Full Year Guidance
ATLANTA — April 25, 2007 — Leading supply chain solutions provider Manhattan Associates, Inc. (NASDAQ: MANH), today reported record revenue and earnings for Q1 of 2007, prompting the company to raise its Earnings Per Share (EPS) guidance for the year.
Manhattan Associates’ first quarter GAAP diluted earnings per share was $0.19, a 138% increase over the first quarter of 2006. On a non-GAAP basis, adjusted diluted earnings per share were $0.23, a 44% increase over the first quarter of 2006.
FIRST QUARTER FINANCIAL HIGHLIGHTS:
Summarized highlights of the 2007 first quarter results, as compared to the 2006 first quarter are:
•	Consolidated revenue increased 25% to a company record of $78.2 million;
•	License revenue increased 24% to $13.8 million;

•	Services revenue increased 21%, to a company record $54.8 million;
•	GAAP Operating income increased 134% to 7.3 million;

•	Operating income, on a non-GAAP basis, increased 43% to 9.2 million;

•	The effective tax rate decreased to 35.5% for GAAP and Adjusted results;

•	GAAP diluted earnings per share increased 138% to $0.19;

•	Adjusted diluted earnings per share increased 44% to a first quarter record of $0.23 per share;

•	Cash and investments on hand at March 31, 2007 was $108.8 million;

•	The Company repurchased 888,319 common shares totaling $25.0 million at an average share price of $28.14 in the quarter.

•	The Board of Directors approved the repurchase of up to an additional $75 million of Manhattan Associates’ outstanding common stock.
“We had a solid first quarter of 2007 and are optimistic about the rest of the year. Our first-quarter financial performance was good and our execution of our business plans was strong,” said Pete Sinisgalli, President and Chief Executive Officer of Manhattan Associates. “Because of a solid first quarter, confidence in our outlook for the balance of 2007, a lower income tax rate and the impact of the shares we purchased in the first quarter, we are raising our full-year EPS guidance by $0.05 per share,” he continued.
Significant sales-related achievements during the quarter include:
•	New customers such as ABX LOGISITICS; Burlington Coat Factory Warehouse Corporation; Canadian Tire Corporation Limited; Cott Beverages USA; DENDRITE Interactive Marketing LLC; GENCO Distribution Systems, Inc.; Lakeshore Equipment Company; Meteor Controls International Ltd.; Midwest Express Group; PETCO Animal Supplies, Inc.; Spiegel Brands, Inc.; Springs Creative Product Group LLC; The Beistle Company; Sultan Center Food Products Company; and Weetabix Ltd.

•	Expanding partnerships with existing customers such as American Honda Motor Co., Inc.; Belkin International, Inc.; Birds Eye Foods, Inc.; Custom Building Products, Inc.; Federated Systems Group, Inc.; Fiskars Brands, Inc.; Jefferson Smurfit Corporation; Jones Apparel Group, Inc.; KORUS Consulting (Mak Dak); NWL Holdings, Inc.; O’Bryan Brothers, Inc.; O’ Reilly Automotive, Inc.; Panalpina Management AG; School Apparel, Inc.; SpeedFC, Inc.; Warnaco Group, Inc.; and Yazaki North America, Inc.

•	Closing three large contracts, each of which generated $1 million or more in recognized license revenue.

Manhattan Associates is evaluating the impact of adopting Financial Accounting Standards Board Interpretation No. 48, Accounting for the Uncertainty in Income Taxes (FIN 48). The Company will complete the evaluation before filing its quarterly report on Form 10-Q and will record the cumulative impact of the adoption as an adjustment to beginning retained earnings. Adopting FIN 48 is not expected to change the first quarter results.
2007 GUIDANCE
Manhattan Associates provided the following diluted earnings per share guidance for the second quarter and full year 2007. The GAAP diluted earnings per share includes the impact of stock options expense under SFAS 123(R). A full reconciliation of GAAP to non-GAAP diluted earnings per share is included in the supplemental attachments to this release.

	Fully Diluted EPS
	Per Share range		% Growth range
GAAP Earnings Per Share
Q2 2007 — diluted earnings per share	$0.27	$0.33	8%	32%
First half 2007 — diluted earnings per share	$0.46	$0.52	39%	58%
Full year 2007 — diluted earnings per share	$1.06	$1.10	54%	59%

Adjusted Earnings Per Share
Q2 2007 — diluted earnings per share	$0.32	$0.38	-6%	12%
First half 2007 — diluted earnings per share	$0.55	$0.61	8%	20%
Full year 2007 — diluted earnings per share	$1.25	$1.29	16%	19%
Manhattan Associates currently intends to publish, in each quarterly earnings release, certain expectations with respect to future financial performance. The statements regarding future financial performance are based on current expectations, which include a modestly improving general economic and information technology spending environment over the course of the current year. These statements are forward-looking. Actual results may differ materially, especially in the current uncertain economic environment. These statements do not reflect the potential impact of mergers, acquisitions or other business combinations that may be completed after the date of this release.
Manhattan Associates will make its earnings release and published expectations available on its Web site (www.manh.com). Beginning June 15, 2007, Manhattan Associates will observe a “Quiet Period” during which Manhattan Associates and its representatives will not comment concerning previously published financial expectations. Prior to the start of the Quiet Period, the public can continue to rely on the expectations published in this 2007 Guidance section as still being Manhattan Associates’ current expectation on matters covered, unless Manhattan Associates publishes a notice stating otherwise. The public should not rely on previously published expectations during the Quiet Period, and Manhattan Associates disclaims any obligation to update any previously published financial expectations during the Quiet Period. The Quiet Period will extend until the date when Manhattan Associates’ next quarterly earnings release is published, currently scheduled for the fourth week of July 2007.
GAAP VERSUS NON-GAAP PRESENTATION
The Company provides adjusted operating income, adjusted net income and adjusted earnings per share in this press release as additional information regarding the Company’s operating results. The measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP operating income, non-GAAP net income and non-GAAP earnings per share measures used by other companies. The Company believes that this presentation of adjusted operating income, adjusted net income and adjusted earnings per share provides useful information to investors regarding additional financial and business trends relating to the Company’s financial condition and results of operations. This release should be read in conjunction with our Form 8-K earnings release filing for the quarter ended March 31, 2007.
The non-GAAP adjusted operating income, adjusted net income and adjusted earnings per share exclude the impact of acquisition related costs and the amortization thereof, the recapture of previously recognized sales tax expense and stock option expense under SFAS 123(R). First quarter 2007 results prepared in accordance with U.S. GAAP are reconciled with non-GAAP results excluding the impact of these adjustments. A full reconciliation of our GAAP financial measures to non-GAAP adjustments is included in the supplemental attachment to this release.

About Manhattan Associates, Inc.
Manhattan Associates® is a leading supply chain solutions provider. The company’s supply chain planning, supply chain execution, business intelligence and business process platform capabilities enable its more than 1,200 customers worldwide to enhance profitability, performance and competitive advantage. For more information, please visit www.manh.com.
This press release may contain “forward-looking statements” relating to Manhattan Associates, Inc. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are delays in product development, undetected software errors, competitive pressures, technical difficulties, market acceptance, availability of technical personnel, changes in customer requirements, risks of international operations and general economic conditions. Additional risk factors are set forth in Item 1A. of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. Manhattan Associates undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended
	March 31
	2007	2006

Revenue:
License	$13,753	$11,076
Services	54,800	45,162
Hardware and other	9,637	6,547

Total Revenue	78,190	62,785

Costs and Expenses:
Cost of license	1,143	1,164
Cost of services	25,999	22,016
Cost of hardware and other	8,361	5,540
Research and development	11,151	10,111
Sales and marketing	12,607	10,136
General and administrative	8,146	6,708
Depreciation and amortization	3,501	3,275
Unusual charges	—	722

Total costs and expenses	70,908	59,672

Operating income	7,282	3,113

Other income, net	1,092	846

Income before income taxes	8,374	3,959
Income tax provision	2,973	1,671

Net income	$5,401	$2,288

Basic earnings per share	$0.20	$0.08
Diluted earnings per share	$0.19	$0.08

Weighted average number of shares:
Basic	27,361	27,298
Diluted	28,528	27,645

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except per share amounts)

	Three Months Ended
	March 31
	2007			2007	2006			2006
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Revenue:
License	$13,753			$13,753	$11,076			$11,076
Services	54,800			54,800	45,162			45,162
Hardware and other	9,637			9,637	6,547			6,547

Total Revenue	78,190	—		78,190	62,785	—		62,785

Costs and Expenses:
Cost of license	1,143			1,143	1,164			1,164
Cost of services	25,999	(103	)(a)	25,896	22,016	(541	)(a)	21,475
Cost of hardware and other	8,361			8,361	5,540			5,540
Research and development	11,151	(155	)(a)	10,996	10,111	(243	)(a)	9,868
Sales and marketing	12,607	(357	)(a)	12,250	10,136	(332	)(a)	9,804
General and administrative	8,146	(133	)(a)(c)	8,013	6,708	(293	)(a)(c)	6,415
Depreciation and amortization	3,501	(1,195	)(b)	2,306	3,275	(1,217	)(b)	2,058
Acquisition-related charges	—	—		—	722	(722	)(d)	—

Total costs and expenses	70,908	(1,943)		68,965	59,672	(3,348)		56,324

Operating income	7,282	1,943		9,225	3,113	3,348		6,461

Other income, net	1,092			1,092	846			846

Income before income taxes	8,374	1,943		10,317	3,959	3,348		7,307
Income tax provision	2,973	690	(e)	3,663	1,671	1,142	(e)	2,813

Net income	$5,401	$1,253		$6,654	$2,288	$2,206		$4,494

Basic earnings per share	$0.20			$0.24	$0.08			$0.16
Diluted earnings per share	$0.19			$0.23	$0.08			$0.16

Weighted average number of shares:
Basic	27,361			27,361	27,298			27,298
Diluted	28,528			28,528	27,645			27,645

(a)	The 2007 adjustments to cost of services, research and development, and sales and marketing represent stock option compensation expense recorded during the period. The 2007 adjustment to general and administrative expense includes $506 of stock option compensation expense recorded during the three months ended March 31, 2007. Total stock option expense for the three months ended March 31, 2007 was $1.1 million pre-tax. Because stock option expense is determined in significant part by the trading price of our common stock and the volatility thereof, over which we have no direct control, the impact of such expense is not subject to effective management by us. Thus, we have excluded the impact of this expense from adjusted non-GAAP results.

(b)	Adjustments represent purchase amortization from prior acquisitions. Such amortization is commonly excluded from GAAP net income by companies in our industry and we therefore exclude these amortization costs to provide more relevant and meaningful comparisons of our operating results to that of our competitors.

(c)	Adjustment includes recoveries of $373 and $267 for the three months ended March 31, 2007 and 2006 of previously expensed sales tax resulting primarily from the expiration of the sales tax audit statutes in certain states. Because we have recognized the full potential amount of the sales tax expense in prior periods, any recovery of that expense resulting from the expiration of the statutes or the collection of tax from our customers would overstate the current period net income derived from our core operations as the recovery is not a result of anything occurring within our control during the current period. Thus, we have excluded these recoveries from adjusted non-GAAP results.

(d)	In conjunction with the Evant acquisition, we paid $2.8 million into escrow for employee retention bonuses to be paid upon completion of up to 12 months of service with us. During 2006, we completed the Evant retention bonus program and paid out the final bonuses. The 2006 adjustment represents the current period expense associated with these retention bonuses. We have excluded these costs because they do not correlate to the expenses of our core operations.

(e)	Amount represents the impact of the above adjustments on the income tax provision. The GAAP effective tax rate for 2006 is higher than the adjusted non-GAAP rate primarily due to stock compensation expense recorded on incentive stock options that is not deductible for tax purposes.

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31	December 31
	2007	2006

ASSETS

Current Assets:
Cash and cash equivalents	$14,224	$18,449
Short term investments	78,196	90,570
Accounts receivable, net of a $5,384 and $4,901 allowance for doubtful accounts in 2007 and 2006, respectively	62,700	60,937
Deferred income taxes	5,215	5,208
Refundable income taxes	—	—
Prepaid expenses and other current assets	10,014	11,939

Total current assets	170,349	187,103

Property and equipment, net	16,558	15,850
Long-term investments	16,399	22,038
Acquisition-related intangible assets, net	13,150	14,344
Goodwill, net	70,367	70,361
Deferred income taxes	482	481
Other assets	5,295	4,716

Total assets	$292,600	$314,893

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,520	$11,716
Accrued compensation and benefits	11,772	16,560
Accrued and other liabilities	9,966	13,872
Deferred revenue	33,322	29,918
Income taxes payable	5,999	4,006
Current portion of capital lease obligations	—	—

Total current liabilities	68,579	76,072

Other non-current liabilities	2,006	1,681

Shareholders’ equity:
Preferred stock, no par value; 20,000,000 shares authorized, no shares issued or outstanding in 2007 or 2006	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 27,055,201 shares issued and outstanding in 2007 and 27,610,105 shares issued and outstanding in 2006	269	276
Additional paid-in capital	78,196	98,704
Retained earnings	141,497	136,321
Accumulated other comprehensive income	2,053	1,839
Deferred compensation	—	—

Total shareholders’ equity	222,015	237,140

Total liabilities and shareholders’ equity	$292,600	$314,893

MANHATTAN ASSOCIATES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31
	2007	2006

Operating activities:
Net income	$5,401	$2,288
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,501	3,275
Stock compensation	1,570	1,707
Asset impairment charge	—	—
Gain on disposal of equipment	—	2
Tax benefit of options exercised	548	1,380
Excess tax benefits from stock based compensation	(271)	(1,145)
Deferred income taxes	—	(299)
Unrealized foreign currency loss	(87)	213
Changes in operating assets and liabilities:
Accounts receivable, net	(1,631)	7,720
Other assets	1,415	319
Prepaid retention bonus	—	657
Accounts payable, accrued and other liabilities	(13,129)	(9,410)
Income taxes	1,781	(1,052)
Deferred revenue	3,811	4,201

Net cash provided by operating activities	2,909	9,856

Investing activities:
Purchase of property and equipment	(2,956)	(2,195)
Net (purchases) maturities of investments	18,018	(12,630)
Payments in connection with various acquisitions	—	—

Net cash (used in) provided by investing activities	15,062	(14,825)

Financing activities:
Payment of capital lease obligations	—	(35)
Purchase of common stock	(25,000)	—
Excess tax benefits from stock based compensation	271	1,145
Proceeds from issuance of common stock from options exercised	2,367	1,102

Net cash provided by (used in) financing activities	(22,362)	2,212

Foreign currency impact on cash	166	(409)

Net change in cash and cash equivalents	(4,225)	(3,166)
Cash and cash equivalents at beginning of period	18,449	19,419

Cash and cash equivalents at end of period	$14,224	$16,253

MANHATTAN ASSOCIATES, INC.
SUPPLEMENTAL INFORMATION
1. GAAP and Adjusted Earnings per share by quarter are as follows:

	2006					2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
GAAP Diluted EPS	$0.08	$0.25	$0.19	$0.17	$0.69	$0.19
Adjustments to GAAP:
Stock option expense	$0.04	$0.06	$0.05	$0.03	$0.19	$0.03
Purchase amortization	$0.03	$0.03	$0.03	$0.03	$0.11	$0.03
Acquisition related charges	$0.02	$0.01	$—	$—	$0.03
Restructuring charge	$—	$—	$—	$—	$—
Write off of receivable and settlement charges	$—	$—	$—	$0.09	$0.09
Asset impairment charge	$—	$—	$0.01	$—	$0.01
Sales tax recoveries	$(0.01)	$(0.01)	$(0.01)	$(0.01)	$(0.03)	$(0.01)

Adjusted Diluted EPS	$0.16	$0.34	$0.27	$0.31	$1.08	$0.23

2. Revenues and operating income (loss) by reportable segment are as follows (in thousands):

	2006					2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Revenue:					$—
Americas	$51,143	$65,695	$60,799	$64,683	242,320	$68,446
EMEA	6,952	6,850	6,478	7,071	27,351	5,844
Asia Pacific	4,690	5,356	5,035	4,116	19,197	3,900

	$62,785	$77,901	$72,312	$75,870	$288,868	$78,190

GAAP Operating Income (Loss):
Americas	$2,467	$10,095	$9,131	$11,054	$32,747	$8,734
EMEA	245	3	(839)	(2,226)	(2,817)	(1,321)
Asia Pacific	401	739	144	(459)	825	(131)

	$3,113	$10,837	$8,436	$8,369	$30,755	$7,282

Adjustments (pre-tax):
Americas:
Stock option expense	$1,558	$1,819	$1,700	$1,177	$6,254	$1,082
Purchase amortization	1,217	1,217	1,217	1,217	4,868	1,195
Acquisition related charges	722	607	174	—	1,503	—
Settlement charges	—	—	—	810	810	—
Asset impairment charge	—	—	270	—	270	—
Sales tax recoveries	(267)	(465)	(324)	(514)	(1,570)	(373)

	$3,230	$3,178	$3,037	$2,690	$12,135	$1,904

EMEA:
Stock option expense	$118	$125	$131	$15	$389	$39
Restructuring charge	—	—	—	—	—	—
Write off of receivable and settlement charges	—	—	—	2,046	2,046	—

	$118	$125	$131	$2,061	$2,435	$39

Total Adjustments	$3,348	$3,303	$3,168	$4,751	$14,570	$1,943

Adjusted non-GAAP Operating Income (Loss):					$—
Americas	$5,697	$13,273	$12,168	$13,744	44,882	$10,638
EMEA	363	128	(708)	(165)	(382)	(1,282)
Asia Pacific	401	739	144	(459)	825	(131)

	$6,461	$14,140	$11,604	$13,120	$45,325	$9,225

3. Capital expenditures are as follows (in thousands):

	2006					2007
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr
Capital expenditures	$2,195	$2,603	$2,731	$2,112	$9,641	$2,956

4. Stock Repurchase Activity
During 2007, we repurchased 0.9 million shares of common stock totaling $25 million at an average price of $28.14. During 2006, we repurchased 0.8 million shares of common stock totaling $16 million at an average cost of $20.73.